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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 21, 2003


                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)


            Ohio                          1-4379                31-1598292
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


         201 East Fourth Street
            Cincinnati, Ohio                                       45202
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (513) 723-7000


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FORM 8-K                                                   CONVERGYS CORPORATION


ITEM 5. OTHER EVENTS.

     In a January 21, 2003 press release, Convergys Corporation announced several management changes effective February 1, 2003.

     Convergys has created the position of Executive Vice President, Global Information Management, and has named current Chief Development Officer David F. Dougherty to the position. Mr. Dougherty will continue to report to Mr. Orr.

     Convergys also created the position of Executive Vice President, Global Customer Management and Employee Care, and has named current Chief Financial Officer Steven G. Rolls to the position. He will assume his new responsibilities after Convergys completes its search for a new CFO. Mr. Rolls will continue to report to Mr. Orr.

     John C. Freker, currently Executive Vice President, Operations, for Convergys Customer Management Group Inc., has been named President of Convergys Customer Mangaement Group Inc. Mr. Freker will report to Mr. Orr until such time as a new CFO is appointed and thereafter to Mr. Rolls.

     Convergys created the position of Senior Vice President, Business Development and has named to that position Ronald A. Schultz, current President of Convergys Customer Management Group Inc. Mr. Schultz will continue to report to Mr. Orr.

     In addition, Robert J. Marino, currently President of Convergys Information Management Group Inc., is leaving the company effective February 14. Larry S. Schwartz, currently Executive Vice President, Convergys Information Management Group, North America, has been named President of Convergys Information Management Group, North America, reporting to Mr. Dougherty.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONVERGYS CORPORATION


                                        By: /s/ William H. Hawkins II
                                           -------------------------------------
                                             William H. Hawkins II
                                             General Counsel and Secretary


Date: January 21, 2003